UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2007

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 31, 2007, Smart Balance, Inc. (the “Company”) issued a press release announcing that it has called for redemption all of its outstanding public warrants to purchase common stock. Each public warrant entitles the holder to purchase one share of common stock of the Company at a price of $6.00 per public warrant share exercised. However, at 5:00 p.m. Eastern Time on Monday, December 3, 2007, and thereafter, holders of the public warrants will no longer be entitled to exercise their warrants for common stock and will have no rights, except to receive the redemption price of $.01 per public warrant (unless the holder has properly extended the time and date set for redemption in order to complete a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

The public warrants trade on the NASDAQ Global Market under the trading symbol “SMBLW.” The public warrants also trade on the NASDAQ Global Market as part of the Company’s units issued in its initial public offering, which consist of one share of common stock and one public warrant, under the trading symbol “SMBLU.” As a result of the redemption of the outstanding public warrants, both the public warrants and the units will cease to be listed on the NASDAQ Global Market effective December 4, 2007.

A copy of the press release announcing the call for redemption is attached hereto as Exhibit 99.1 and a copy of the notice of redemption being sent to holders of the public warrants is attached hereto as Exhibit 99.2

Item 9.01	Exhibits.

(d) Exhibits.

The following exhibits are furnished pursuant to Item 7.01 hereto:

Exhibit 99.1:	Text of the Press Release of Smart Balance, Inc. issued October 31, 2007

Exhibit 99.2:	Form of the Notice of Redemption Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC.
(registrant)

October 31, 2007	By:	/s/ Robert S. Gluck
Robert S. Gluck
Vice Chairman and CFO